Exhibit 4.37
To:	Andros Marine Inc. Dilos Marine Inc. Ios Shipping Ltd Sifnos Marine Inc. and Aegean VII Shipping Ltd
To:	Aegean Marine Petroleum Network Inc. (as Corporate Guarantor)
Dated:  23 January 2014
Dear Sirs,
Loan Agreement dated 5 July 2007 (as amended)
1	We refer to:
(a)
the loan agreement dated 5 July 2007 as amended and/or restated and/or supplemented by a supplemental agreement dated 12 September 2008, a second supplemental agreement dated 5 February 2010, a third supplemental agreement dated 11 February 2011, a fourth supplemental agreement dated 6 April 2011, a supplemental letter dated 23 June 2011, a fifth supplemental agreement dated 4 August 2011, a sixth supplemental agreement dated 8 August 2011, a seventh supplemental agreement dated 17 August 2012, an eighth supplemental agreement dated 20 November 2012, a ninth supplemental agreement dated 27 February 2013 and a tenth supplemental agreement dated 16 April 2013 (together, the "Loan Agreement") and made (inter alios) between (1) Andros Marine Inc., Dilos Marine Inc., los Shipping Ltd, Sifnos Marine Inc. and Aegean VII Shipping Ltd, as joint and several borrowers (therein and hereinafter together referred to as the "Borrowers" and individually a "Borrower") and (2) The Royal Bank of Scotland plc, as lender (the "Bank"), whereby the Bank agreed (inter alia) to make available to the Borrowers on a joint and several basis, upon the terms and conditions therein contained, a loan of (originally) up to US$43,160,000;

(b)
the ISDA 1992 Master Agreement dated as of 5 July 2007 as amended by the fourth supplemental agreement dated 6 April 2011, the sixth supplemental agreement dated 8 August 2011 and the eighth supplemental agreement dated 17 April 2012, each referred to above made between (1) the Borrowers and (2) the Bank; and

(c)
the corporate guarantee dated 5 February 2010 as amended by the seventh supplemental agreement dated 17 August 2012 referred to above (together, the "Corporate Guarantee ") made between Aegean Marine Petroleum Network Inc. (the "Corporate Guarantor") and the Bank in connection with the Loan Agreement.

2	Words and expressions defined in the Loan Agreement and the Corporate Guarantee shall have the same meanings when used herein.
3	The Borrowers have requested that the Bank consents to the following amendments to the Corporate Guarantee:
3.1	the deletion of the existing clause 5.3.1(c) of the Corporate Guarantee in its entirety and the insertion of the following new clause 5.3.1(c) in its place:

"(c)	Liquidity
it maintains on a consolidated basis:
(i)	Consolidated Liquid Funds of no less than $30,000,000 at the end of each Accounting Period;
(ii)	with effect from 31 January 2013 and at all times thereafter, cash balances of at least $3,000,000 on an average monthly basis in bank accounts held with the Bank;";
3.2	the deletion of the existing clause 5.3.1(e) of the Corporate Guarantee in its entirety and the insertion of the following new clause 5.3.1(e) in its place:
"(e)	Current Ratio
the Current Ratio shall not be less than:
(i)	1.15:10 at the end of each Accounting Period ending on or before 30 January 2012;
(ii)	1.05:1.0 at the end of each of Accounting Period ending between 31 January 2012 and 30 June 2013 (both inclusive); and
(iii)	1.15:1.0 at the end of each Accounting Period ending after 1 July 2013.";
3.3	the deletion of the existing clause 5.3.3 of the Corporate Guarantee in its entirety and the insertion of the following new clause 5.3.3 in its place:
"5.3.3	The compliance of the Guarantor with the undertakings set out in clause 5.3.1 shall be determined and tested by the Bank in its sole discretion on the basis of calculations made by the Bank:
(a)
in the case of each such undertaking (except that of clause 5.3.1(c)(ii)), at the end of each Accounting Period at the time when the relevant Accounting Information and Compliance Certificate have been delivered to the Bank pursuant to clause 5.1.4; and

(b)	in the case of the undertaking of clause 5.3.1(c)(ii), also on the last Banking Day of each calendar month."; and
3.4
the deletion of the existing clause 1, paragraph (c) of Schedule 1 (Form of Compliance) of the Corporate Guarantee in its entirety and the insertion of the following new clause 1, paragraph (c) in its place:

"(c)	Consolidated Liquid Funds of no less than $30,000,000 at the end of each Accounting Period: -
As at [insert date of accounts], the Consolidated Liquid Funds are $[•] and are calculated as follows:
➢	cash held with the Bank of $[•];
➢	cash held with [•] of $[•];
➢	cash held with [•] of $[•];
➢	cash held with [•] of $[•];

➢	the undrawn amount of any committed overdraft facilities available to any member of the Group of $[•]; and
other, such as [•] of $[•]."
4.	The Borrowers shall pay the Bank on or before the date of this letter a fee of Five thousand Dollars ($5,000).
5.
The Bank hereby confirms its consent to the above amendments to the Corporate Guarantee on condition that each Borrower and the other Security Parties shall have confirmed their agreement and consent to the arrangements of this letter by counter-signing this letter by signatories acceptable to the Bank in all respects and, with effect on and from the date when the Bank advises the Borrowers that it is satisfied that such confirmation has taken place, the Corporate Guarantee shall be hereby amended (and deemed amended) in accordance with the changes referred to in paragraph 3 above.

6.
Save as amended by this letter, the provisions of the Corporate Guarantee shall continue in full force and effect and the Corporate Guarantee and this letter shall be read and construed as one instrument.

7.	This letter and any non-contractual obligations in connection with it are governed by, and shall be construed in accordance with, English law.
Yours faithfully,

/s/ D. Karalis
Attorney-in-fact D. Karalis for and on behalf of
THE ROYAL BANK OF SCOTLAND PLC
as Bank
Date: 23 January 2014

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the Corporate Guarantee or other equivalent references, shall be deemed to be references to the Corporate Guarantee as amended and supplemented by the arrangements thereto contained above.

/s/ Y. Koumbiadou
Attorney-in-fact Y. Koumbiadou for and on behalf of
ANDROS MARINE INC.
as Borrower
Date: 23 January 2014

/s/ Y. Koumbiadou
Attorney-in-fact Y. Koumbiadou for and on behalf of
DILOS MARINE INC.
as Borrower
Date: 23 January 2014

/s/ Y. Koumbiadou
Attorney-in-fact Y. Koumbiadou for and on behalf of
IOS SHIPPING LTD
as Borrower
Date: 23 January 2014

/s/ Y. Koumbiadou
Attorney-in-fact Y. Koumbiadou for and on behalf of
SIFNOS MARINE INC.
as Borrower
Date: 23 January 2014

/s/ Y. Koumbiadou
Attorney-in-fact Y. Koumbiadou for and on behalf of
AEGEAN VII SHIPPING LTD
as Borrower
Date: 23 January 2014

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the Corporate Guarantee or other equivalent references, shall be deemed to be references to the Corporate Guarantee as amended and supplemented by the arrangements thereto contained above.

/s/ Y. Koumbiadou
Attorney-in-fact Y. Koumbiadou for and on behalf of
AEGEAN MARINE PETROLEUM NETWORK INC.
as Corporate Guarantor
Date: 23 January 2014

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Security Documents (as such term is defined in the Loan Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Security Documents to the Corporate Guarantee or other equivalent references, shall be deemed to be references to the Corporate Guarantee as amended and supplemented by the arrangements thereto contained above.

/s/ Y. Koumbiadou
Attorney-in-fact Y. Koumbiadou for and on behalf of
AEGEAN BUNKERING SERVICES INC.
as Manager
Date: 23 January 2014